EXHIBIT 11
F&M NATIONAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF WEIGHTED AVERAGE SHARES
OUTSTANDING AND EARNINGS PER SHARE - 1994
(in thousands, except per share amounts)



Average shares outstanding - 1994                              12 966

Restatement related to F&M Bank-Peoples acquisition             1 193(1)

Restatement related to F&M Bank-Hallmark acquisition            1 107(1)

Stock dividend - 2.5%                                             379(2)


1994 Weighted Average Shares Outstanding                       15 645


Net income - 1994                                             $20 233


Earnings per share - 1994                                     $  1.29


(1) On July 1, 1994, the merger with F&M Bank-Peoples was consummated with 1,193,431 shares of F&M National Corporation common stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting.
         Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.

         Additionally, on July 1, 1994, the merger with F&M
         Bank-Hallmark was consummated with 1,107,414 shares of F&M National Corporation common stock being issued. The transaction was accounted for using the pooling-of- interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition.

(2) Also, the Company paid a 2.5 % stock dividend on September 1, 1994, a total of 378,690 shares. Accordingly, the shares outstanding have been restated for all reported period to reflect the acquisition.


EXHIBIT 11
F&M NATIONAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF WEIGHTED AVERAGE SHARES
OUTSTANDING AND EARNINGS PER SHARE - 1993
(in thousands, except for share amounts)


Average shares outstanding - 1993                              11,907

Restatement related to F&M Bank-Emporia acquisition               666(1)

Restatement related to F&M Bank-Peoples acquisition             1,193(2)

Restatement related to F&M Bank-Hallmark acquisition            1,107(2)

Stock dividend - 2.5%                                             379(2)


1993 Weighted Average Shares Outstanding                       15,252


Net income - 1993                                             $18 270


Earnings per share - 1993                                     $  1.20




(1) On September 1, 1993 the merger with F&M Bank-Emporia was consummated with 665,568 shares of F&M National Corporation stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting. Accordingly, the shares outstanding have been restated for all reported periods to reflect the acquisition. Additionally, on September 18, 1993, the Corporation purchased substantially all the assets and assumed certain liabilities of Farmers & Merchants National Bank of Hamilton in exchange for 432,989 shares of F&M National Corporation stock.

(2)      See description under Exhibit 11 for 1994.


EXHIBIT 11
F&M NATIONAL CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF WEIGHTED AVERAGE SHARES
OUTSTANDING AND EARNINGS PER SHARE - 1992
(in thousands, except for share amounts)




Average shares outstanding - 1992                                 9 721

Restatement related to F&M Bank-Keyser acquisition                1 023(1)

Restatement related to F&M Bank-Emporia acquisition                 666(2)

Restatement related to F&M Bank-Peoples acquisition               1 193(2)

Restatement related to F&M Bank-Hallmark acquisition              1 107(2)

Stock dividend - 2.5%                                               379(2)


1992 Weighted Average Shares Outstanding                         14 089


Net income - 1992                                               $16 026

Earnings per share - 1992                                       $  1.14


(1) On June 1, 1992, the merger with F&M Bank-Keyser was consummated with 1,022,880 shares of F&M National Corporation common stock being issued. The transaction was accounted for using the pooling-of-interests method of accounting.
         Accordingly, the shares outstanding have been restated to reflect the acquisition.

(2)      See description under Exhibit 11 for 1994 and 1993.